EXHIBIT 3.2

                 [LOGO OF JERSEY FINANCIAL SERVICES COMMISSION]

                                               /s/ Rebecca Bates
                                               Mourant & Co. Secretaries Limited
                                               Certified a true copy
                                               Date 09/09/04

                            JERSEY FINANCIAL SERVICES
                                   COMMISSION

                           COMPANIES (JERSEY) LAW 1991

                                 CERTIFICATE OF
                               INCORPORATION OF A
                                 LIMITED COMPANY

                                                         Registered Number 88474

                              I HEREBY CERTIFY THAT

                              ARRAN FUNDING LIMITED

                  is this day incorporated as a public company
                      under the Companies (Jersey) Law 1991

Dated this 7th day of September 2004

                                                      /s/ N. A. Woodruff
                                                Assistant Registrar of Companies
                                                        N. A. Woodruff

Under Article 13 of the Companies (Jersey) Law 1991, as amended, Jersey companies shall end (a) with the word "Limited" or the abbreviation "Ltd" or (b) with the words "avec responsabilite limitee" or the abbreviation "a.r.l". A company which uses (a) or (b) may, in setting out or using its name for any purpose under this law, do so in full or in the abbreviated form, as it prefers.